UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 18, 2004

Honda Auto Receivables 2003-1 Owner Trust

(Exact name of registrant specified in its charter)

Delaware	333-71022	75-6672707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

American Honda Receivables Corp. 20800 Madrona Avenue Torrance, CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 972-2511

Item 5. Other Events

On August 18, 2004, the principal and interest collected during the preceding calendar month, net of certain adjustments as provided for in the Sale and Servicing Agreement, dated as of February 1, 2003 (the “Agreement”), between American Honda Receivables Corp., as Seller, American Honda Finance Corporation, as Servicer, Honda Auto Receivables 2003-1 Owner Trust, a Delaware statutory trust, as Issuer, The Bank of New York, as Owner Trustee (the “Owner Trustee”), The Bank of New York (Delaware), as Delaware Trustee (the “Delaware Trustee”) and JPMorgan Chase Bank, as Indenture Trustee (the “Indenture Trustee”) were distributed to holders (“Noteholders”) of notes representing undivided fractional interests in Honda Auto Receivables 2003-1 Owner Trust. In accordance with the Agreement, the Servicer’s Certificate, as defined in the Agreement, was furnished to the Indenture Trustee for the benefit of the Noteholders and, as such, was distributed by the Indenture Trustee to the Noteholders. A copy of the Servicer’s Certificate is being filed as Exhibit 20 to this Current Report on Form 8-K.

Item 7 (c). Exhibit 20

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Honda Auto Receivables 2003-1 Owner Trust

By: American Honda Finance Corporation, as Servicer

By:	/s/ John I. Weisickle
John I. Weisickle Vice President, Assistant Secretary